CONSENT OF ATTORNEY

     Reference is made to the Registration Statement on Form SB-2 pursuant to which certain Selling Securityholders described therein propose to sell a maximum of 3,000,000 shares of the $0.001 par value common stock ("Common Stock") of the Company. Reference is also made to the opinion dated April 27, 1998 included as Exhibit (5.1) to the Registration Statement relating to the legality of the securities proposed to be issued and to be sold.

     I hereby consent to the filing of the opinion dated April 27, 1998, as an exhibit to the Company's Registration Statement on Form SB-2 and reference to the undersigned in the Registration Statement under the caption "Legal Matters."



                                            /s/ Alan W. Peryam
                                            ------------------------------------
                                            Alan W. Peryam

Denver, Colorado
Dated: April 27, 1998